                                                                    Exhibit 10.3



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in previously filed Registration Statements of Korea Electric Power Corporation ("KEPCO") on Form F-3 (No. 33-99550) and No. 333-9180) of our report dated May 3, 2002 (which report expresses an unqualified opinion and includes explanatory paragraph relating to the establishment of the Company, related party transactions, uncertainties surrounding intangible assets and lawsuits in which the Company is a defendant and the unstable economic conditions in the Republic of Korea and in the Asia Pacific region) relating to the financial statements of Korea South-East Power Co., Ltd., appearing in the Annual Report on KEPCO's Form 20-F for the year ended December 31, 2002.



June 27, 2003                                       Ahn Kwon & Co.
                                                    Seoul, Korea

                                       1